List of Subsidiaries

                                                  Exhibit 21


            LIST OF ALBEMARLE CORPORATION SUBSIDIARIES
            ------------------------------------------


Albemarle Asano Corporation

Albemarle Asia Pacific Company

Albemarle Chimie S.A.

Albemarle China Corporation

Albemarle Foreign Sales Corporation

Albemarle France S.A.R.L.

Albemarle International Corporation

Albemarle Overseas Development Company

Albemarle PPC

Albemarle S.A.

Albemarle Virginia Corporation

Albemarle Virginia Limited Partnership

Winsor Corporation